UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
OUTBRAIN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2022 ANNUAL MEETING
OF
STOCKHOLDERS
AND
PROXY STATEMENT
Outbrain Inc.

111 West 19th Street

New York, NY 10011
April 28, 2022
Dear Stockholders:
On behalf of the Board of Directors of Outbrain Inc., you are cordially invited to attend the 2022 Annual Meeting of Stockholders. The 2022 Annual Meeting will be held on Thursday, June 23, 2022 at 9:00 a.m., Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/OB2022. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held” in the accompanying Proxy Statement.
At the 2022 Annual Meeting, you will be asked to elect two Class I directors and ratify the appointment of the Company’s independent registered public accounting firm. The accompanying notice of meeting and Proxy Statement describe the matters to be voted on at the meeting.
We encourage you to read the Proxy Statement and vote your shares as soon as possible. It is important that your shares be represented and voted at the Annual Meeting, either in person or by proxy, regardless of the number of Company shares that you own.
We are very pleased with what we accomplished in 2021 and we look forward to continuing our successful achievements throughout 2022. During 2021, we completed our initial public offering (“IPO”) in July, grew our team by nearly 200 people, surpassed $1 billion in revenues with more advertisers than ever using our platform, and finished the year with the announcement of the acquisition of video intelligence AG. Other highlights of 2021 include:
•	Revenue increased 32% year over year to $1,015.6 million for the year ended December 31, 2021, compared to $767.1 million for the year ended December 31, 2020.
•	Gross profit increased 46% year over year to $240.3 million, compared to $165.1 million for the year ended December 31, 2020.
•	Ex-TAC gross profit[1] increased 40% year over year to $272.1 million, compared to $194.3 million for the year ended December 31, 2020.
•	Net income[2] of $11.0 million, compared to $4.4 million in the prior year.
•	Adjusted net income[1] of $45.5 million, compared to $13.2 million in the prior year.
•	Adjusted EBITDA[1] more than doubled to $88.9 million from $41.1 million in the prior year.
•	Generated $56.8 million of net cash from operating activities and $36.7 million of free cash flow[1].
•
During the third quarter of 2021, we raised $160 million in gross proceeds from our IPO and $200 million aggregate principal amount from the sale of private notes, which were exchanged for $236 million of convertible notes upon the IPO.

[1]	This is a non-GAAP financial measure. See Schedule A to the Proxy Statement for a reconciliation to the most directly comparable GAAP measure.
[2]	Net income includes, among other items, a one-time $31.8 million tax benefit due to a release of the valuation allowance on certain U.S. deferred tax assets.

We are excited for the opportunities that lie ahead for us, and we thank you for your continued support of Outbrain.
On or about April 28, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials to all holders of our common stock at the close of business on April 25, 2022, the record date for our Annual Meeting, and will post our proxy materials on the website referenced in the Notice.
Sincerely,

Yaron Galai	David Kostman
Co-Founder, Co-Chief Executive Officer and Chairman of the Board	Co-Chief Executive Officer and Director

April 28, 2022

Outbrain Inc.

111 West 19th Street

New York, NY 10011
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Stockholders of Outbrain Inc. (the “Company,” “we” or “Outbrain”) will be held on Thursday, June 23, 2022 at 9:00 a.m., Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/OB2022. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement. At the Annual Meeting, our stockholders will consider and vote on the following matters, all of which are more fully described in the attached Proxy Statement:
•
To elect each of Jonathan (Yoni) Cheifetz and Kathryn (Kate) Taneyhill Jhaveri, as Class I members of the Board of Directors, each to serve for a three-year term until the Company's 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022; and
•	To act upon any other matters that may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote in favor of each of the director nominees under proposal 1 and in favor of proposal 2.
Instead of mailing a printed copy of our proxy materials to our stockholders, we are providing access to these materials via the Internet. Accordingly, on or about April 28, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record at the close of business on April 25, 2022, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may also request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in any one of the following ways:
•	Vote over the Internet, by going to www.proxyvote.com and following the online instructions (have your Notice or proxy card in hand when you access the website);
•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•
Vote by Mail, if you requested and received a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•	Vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting” in the attached Proxy Statement.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the 2022 Annual Meeting, we urge you to take the time to vote your shares in advance of the meeting.
By Order of the Board of Directors,

April 28, 2022	Veronica Gonzalez
Chief Administrative Officer & General Counsel
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, June 23, 2022. Our 2022 Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

i

Outbrain Inc.
111 West 19th Street

New York, NY 10011
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
The enclosed proxy materials are provided to you at the request of the Board of Directors of Outbrain Inc. (the “Company,” “we” or “Outbrain”) to encourage you to vote your shares at our 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “2022 Annual Meeting”). This Proxy Statement contains information on matters that will be presented at the Annual Meeting and is provided to assist you in voting your shares.
Our Board of Directors (the “Board”) made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2022 Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders beginning on or about April 28, 2022 and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2022 Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.
GENERAL INFORMATION
When and where will the Annual Meeting be held?
The 2022 Annual Meeting will be held on Thursday, June 23, 2022 at 9:00 a.m. Eastern Time. We have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/OB2022. Stockholders will not be able to attend the Annual Meeting in person. Online access to the meeting will begin at 8:45 a.m. Eastern Time.
We have taken steps to ensure that the format of the virtual meeting affords stockholders the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and to ask questions.
Stockholders will be able to access the virtual meeting at www.virtualshareholdermeeting.com/OB2022. To log in to the virtual meeting, stockholders will be required to have a 16-digit control number. Your 16-digit control number is provided in your Notice or, if applicable, proxy card or voting instruction form. A stockholder who does not have a control number may log in to the virtual meeting as a guest but will not have the option to vote or to ask questions (see below under “May I attend the Annual Meeting as a guest”).
Beginning 15 minutes prior to, and during, the Annual Meeting, stockholders and guests will be able to review the Company’s rules of conduct for the Annual Meeting once logged in to the virtual meeting.
In the event of any technical difficulties concerning the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/OB2022 and on the Investor Relations page of our website at investors.outbrain.com. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the Investor Relations page of our website at investors.outbrain.com.
The Company’s 2021 Annual Report on Form 10-K and our Proxy Statement are available at www.proxyvote.com or at the Company’s investor relations website by visiting investors.outbrain.com and clicking on “SEC Filings” under “Financials”.
What is the record date for the Annual Meeting?
Our Board has fixed the record date for the 2022 Annual Meeting as of the close of business on April 25, 2022 for determining stockholders entitled to notice of and to vote at the 2022 Annual Meeting.
How many votes can be cast by all stockholders?
A total of 57,584,852 shares of common stock of the Company were outstanding as of the close of business on the record date and are entitled to be voted at the 2022 Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the 2022 Annual Meeting. There is no cumulative voting.

How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com and following the online instructions. You will need your Notice or proxy card in hand at the time that you access the website.
•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903. You will need your Notice or proxy card in hand at the time that you call.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may complete and mail your proxy card in the postage prepaid envelope you received, and return the proxy card to Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted “FOR” the election of each of the Class I director nominees and “FOR” the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	At the Meeting. If you plan to attend and to vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” below.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
How do I attend the virtual meeting as a stockholder of record?
If you were a stockholder of record as of April 25, 2022 (that is, you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company, LLC), you can attend the meeting by accessing www.virtualshareholdermeeting.com/OB2022 and entering the 16-digit control number which can be found on the Notice or, if applicable, proxy card.
How do I register to attend the virtual meeting as a beneficial owner?
Beneficial stockholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their 16-digit control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting or how to obtain their 16-digit control number, they should contact their broker, bank or other nominee who holds their shares.
How do I vote my shares at the virtual meeting?
If you are a stockholder of record as of the record date of April 25, 2022, you may vote your shares electronically during the Annual Meeting by accessing the meeting site at www.virtualshareholdermeeting.com/OB2022 following the on-screen instructions for casting your vote. You will need to have your 16-digit control number found in your Notice or, if applicable, proxy card. If you are a beneficial holder as of the record date, see above information (under “How do I register to attend the virtual meeting as a beneficial owner?”) for obtaining your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, stockholders are urged to vote and submit their proxy in advance of the Annual Meeting by one of the methods described above under “How do I vote?”.
Will a list of stockholders be available at the virtual meeting?
A list of stockholders of record will be available during the Annual Meeting for inspection by registered stockholders for any legally valid purpose related to the Annual Meeting, at www.virtualshareholdermeeting.com/OB2022.
May I attend the Annual Meeting as a guest?
If you would like to enter the virtual Annual Meeting as a guest in listen-only mode, click on the guest button after entering the meeting center at www.virtualshareholdermeeting.com/OB2022 and enter the information requested. You will not have the ability to vote or ask questions during the meeting if you participate as a guest. You do not need to have a 16-digit control number to attend the Annual Meeting as a guest.

Will technical support be available at the virtual meeting?
Online access to the virtual meeting will open at 8:45 a.m., Eastern Time on Thursday, June 23, 2022, to allow you time to log in and test your device’s audio system. The Company encourages you to access the meeting in advance of the meeting start time. If you need technical support after you access the meeting site, click the Help link on the screen.
How do I ask questions during the virtual meeting?
Stockholders are encouraged to submit questions during the virtual meeting at www.virtualshareholdermeeting.com/OB2022. To submit questions, you will need to log into the virtual meeting with your 16-digit control number. Subject to time constraints, we will endeavor to answer all appropriate questions during the Annual Meeting.
What are the Board's recommendations on how to vote my shares?
The Board recommends a vote:
Proposal 1 : FOR the election of each of Jonathan (Yoni) Cheifetz and Kathryn (Kate) Taneyhill Jhaveri as Class I members of the Board.
Proposal 2 : FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
How are proxies solicited?
The Company may solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for their services. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
Can I change or revoke my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary of Outbrain of such revocation in writing at the Company’s principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone, or by voting at the Annual Meeting. If your stock is held in street name, you must contact your bank, broker or nominee for instructions as to how to change or revoke your vote. Our proxy tabulator, Broadridge Financial Solutions Inc., must receive any proxy that will not be voted by a stockholder at the Annual Meeting by 11:59 p.m. Eastern Time on Wednesday, June 22, 2022.
How is a quorum reached?
The presence, in person or by proxy, of holders of at least one third of the Company’s issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the 2022 Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present.
What is a broker non-vote?
Broker non-votes occur when shares held by brokers, bankers or other nominees (i.e., held in “street name”) are not voted on a particular proposal because the broker, banker or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Generally, brokerage firms may vote on items deemed “routine” without voting instructions from the beneficial owner. At this meeting, only Proposal 2 (ratification of selection of our independent registered public accounting firm) is deemed a “routine” matter.
In contrast, brokerage firms may not vote on items deemed “non-routine” without voting instructions from the beneficial owner. At this meeting, Proposal 1 (the election of directors) is deemed a “non-routine” matter. Accordingly, if you do not instruct your broker how to vote your shares in the election of directors, your broker will not be permitted to vote your shares on such matter.

What vote is required to approve each item?
Required Vote: Election of Directors (Proposal No. 1)
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors. This means that the two individuals receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Required Vote: Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2)
The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. Abstentions will have the effect of a vote against this proposal.
Could other matters be decided at the Annual Meeting?
Outbrain does not know of any other matters that may be presented for action at the 2022 Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will, to the extent permitted by applicable law or regulation, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2022 Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
If the 2022 Annual Meeting is adjourned or postponed for any purpose, at any such adjourned or postponed meeting, your proxy given for the original meeting will be voted in the same manner as it would have been voted at the original meeting unless you withdraw or revoke your proxy or unless a new record date is established for such adjourned or postponed meeting.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the 2022 Annual Meeting. The final results will be disclosed in a Form 8-K filed by the Company with the SEC within four business days after the 2022 Annual Meeting date.
What are the implications of being an “emerging growth company”?
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to present a non-binding advisory vote on executive compensation to our stockholders. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve for a three-year term with the term of office of each class ending in successive years. Dominique Vidal, Kathryn (Kate) Taneyhill Jhaveri and Jonathan (Yoni) Cheifetz are the Class I directors whose terms expire at the 2022 Annual Meeting. As previously disclosed, Mr. Vidal resigned from the Board effective April 22, 2022, and as such he will not be standing for re-election. In connection with Mr. Vidal’s resignation, the size of our Board was reduced from eight to seven members.
Ms. Tanyehill Jhaveri and Mr. Cheifetz will be standing for re-election at the 2022 Annual Meeting. Each of these Class I directors has consented to being named in this Proxy Statement as a director nominee and each has agreed to stand for election to the Board to serve as Class I directors of the Company until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal, and to serve if elected.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the two nominees listed above. The Company has no reason to believe that any nominee will be unable to serve if elected. Although not anticipated, if for any reason a nominee becomes unable to serve or for good reason will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes whom the Board may propose to replace such nominee or nominees for election at the Annual Meeting. It is not expected that any of the Board’s nominees will be unable or unwilling to serve as a director.
Information relating to each nominee for election as a director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is included below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR”
EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS.

(PROPOSAL NO. 1)

BOARD OF DIRECTORS
Board Composition and Structure
Our business and affairs are organized under the direction of our Board of Directors, which currently consists of seven members, five of whom are independent directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance and direction to our management. Our Board meets on a regular basis and additionally as required.
Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I director nominees will, if elected at this Annual Meeting, serve until the 2025 Annual Meeting of Stockholders, our current Class II directors will serve until the 2023 Annual Meeting of Stockholders, and our current Class III directors will serve until the 2024 Annual Meeting of Stockholders; and, in each case, until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.
Below is a list of the names, ages and class of the individuals who currently serve as our directors.
Name	Age	Position	Class
Yaron Galai	51	Co-Founder, Co-Chief Executive Officer and Chairman of the Board	III
David Kostman	57	Co-Chief Executive Officer and Director	III
Shlomo Dovrat	62	Director	III
Jonathan (Yoni) Cheifetz	61	Director	I
Kathryn (Kate) Taneyhill Jhaveri	48	Director	I
Yaffa Krindel	67	Director	II
Arne Wolter	46	Director	II
The Board has determined that the classified Board structure is appropriate for the Company at this time. A classified board provides for stability, continuity and experience among our Board following our initial public offering. The Board believes that it is important that we have a Board that understands the implications of our development and process timetable and has the ability to develop long-term strategies while benefiting from an in-depth knowledge of our business and operations. A classified board structure helps to provide continuity and stability of leadership while resisting pressure to focus on short-term results at the expense of long-term value.
Director Biographies
Information concerning our directors standing for reelection and for those directors continuing on our Board is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director.
Nominees for Election (Class I Directors)
Jonathan (Yoni) Cheifetz
Yoni Cheifetz has served as a director of our Company since 2008. Mr. Cheifetz has served as a Partner at Lightspeed Venture Partners, a venture capital firm, since June 2006, where he focuses on investment activity in Israel in areas of interest, including the Internet, media, mobile, communications, software, semiconductors and cleantech. Prior to joining Lightspeed Venture Partners, Mr. Cheifetz was a partner with Star Ventures, a venture capital firm, from 2003 to 2006. Before joining Star Ventures, Mr. Cheifetz co-founded several privately held software companies. Mr. Cheifetz serves as a director of At-Bay, Inc., BlueVine Inc., Cato Networks Ltd., FeeX Inc., Personetics Technologies Ltd., SolarEdge Technologies Inc. (Nasdaq: SEDG), Theranica Bio-Electronics Ltd. and Ultima Genomics, Inc. Mr. Cheifetz holds a BS in Applied Mathematics and Computer Science from the Tel Aviv University and an M.Sc. in Computer Science and Applied Mathematics from the Weizmann Institute of Science.
Mr. Cheifetz was selected to serve on our Board of Directors because of his extensive experience in the venture capital industry and his knowledge of high-growth technology companies, and because of his perspective as the representative of a significant stockholder.

Kathryn (Kate) Taneyhill Jhaveri
Kate Taneyhill Jhaveri has served as a director of our Company since August 2021. Ms. Taneyhill Jhaveri has since 2019 been Executive Vice President and Chief Marketing Officer of the National Basketball Association (NBA) where she leads global marketing, research and analytics and is responsible for driving revenue, commerce and brand growth for the NBA, NBA G League and NBA 2K League globally. From 2017 to 2019, Ms. Taneyhill Jhaveri served as the Chief Marketing Officer of Twitch Interactive, a subsidiary of Amazon.com, Inc. (Nasdaq: AMZN). Between 2013 and 2017, Ms. Taneyhill Jhaveri was Head of Consumer Marketing at Twitter, Inc. (NYSE: TWTR). Prior to 2013, Ms. Taneyhill Jhaveri was Head of Brand Marketing at Facebook, Inc. (Nasdaq: FB) and spent seven years at Microsoft Corporation (Nasdaq: MSFT) overseeing the marketing communications team for Windows, Internet Explorer and Bing.com. Ms. Taneyhill Jhaveri holds a BA from College of the Holy Cross and an MBA from Dartmouth College’s Tuck School of Business.
Ms. Taneyhill Jhaveri was selected to serve on our Board of Directors because of her strong marketing and operational expertise as well as extensive experience with advertisers and advertising.
Class II Directors (with terms expiring at 2023 Annual Meeting of Stockholders)
Arne Wolter
Arne Wolter has served as a director of our Company since April 2019. Mr. Wolter has served as Chief Sales and Marketing Officer of Statista, a leading data and business intelligence company, since September 2021. Previously, Mr. Wolter was Chief Digital Officer at Gruner + Jahr (“G+J”), the publishing division of European media conglomerate Bertelsmann AG, from October 2015 until April 2021 and led G+J’s digital business and further digital transformation. He served as non-operational Managing Director of Ligatus, a subsidiary of G+J, from September 2008 until May 2019. Mr. Wolter also served as Chairman of the Supervisory Board of trnd AG from July 2014 until June 2016. Mr. Wolter holds an MBA from the University of Rhode Island and a joint master’s degree in civil engineering and business administration from Technische Universität Braunschweig, in Germany.
Mr. Wolter was selected to serve on our Board of Directors because of his extensive experience with publishers.
Yaffa Krindel
Yaffa Krindel has served as a director of our Company since April 2022. Ms. Krindel has served as a director of Sol Gel Technologies (NASDAQ:SLGL) since March 2018; as a director of BGN Technologies, the technology transfer company of Ben Gurion University, since May 2011; and also serves as a director of several privately held companies. Ms. Krindel served on the board of the following NASDAQ-traded companies until their acquisition or merger: BreezeCOM Ltd. (NASDAQ:BRZE) from August 1993 until August 2001, Fundtech Ltd. (NASDAQ:FNDT) from February 2004 until November 2011, Voltaire Ltd. (NASDAQ:VOLT) from February 2008 until February 2011, Syneron Medical Ltd. (NASDAQ:ELOS) from November 2005 until July 2017 and Itamar Medical Ltd. (NASDAQ:ITMR) from June 2016 until December 2021. From 1997 to 2007, Ms. Krindel served as managing partner of Star Ventures, a German-Israeli venture capital firm. Previous leadership roles included Chief Financial Officer and VP Finance of Lannet Data Communications Ltd. (NASDAQ: LNTF) from February 1992 until June 1996 and corporate treasurer of Rotem Amfert from April 1986 until January 1992. Ms. Krindel holds a BA in Economics and Far Eastern Studies from the Hebrew University of Jerusalem and an MBA from the Tel Aviv University.
Ms. Krindel was selected to serve on our Board of Directors because of her financial, investment and accounting expertise, her broad experience with technology companies and her experience serving on both public and private company boards.
Class III Directors (with terms expiring at the 2024 Annual Meeting of Stockholders)
Yaron Galai
Yaron Galai co-founded Outbrain Inc. in 2006 and has served as our Chief Executive Officer since inception in 2006 and then as Co-Chief Executive Officer since 2017. Mr. Galai was the co-founder of Quigo Technologies, Inc., a provider of performance based marketing solutions for advertisers and premium publishers, and served as its Chief Executive Officer from 2000 to 2003 and as its Senior Vice President from 2003 until it was acquired by AOL Time

Warner in December 2007. Since February 2020, Mr. Galai has served as executive chairman of Listory Corp. and previously served on the board of HopStop.com, Inc., until its acquisition by Apple Inc. Mr. Galai studied industrial design at the Holon Institute of Technology in Holon, Israel. Mr. Galai is a Lieutenant Commander Officer (reserve) in the Israel Navy.
Mr. Galai was selected to serve on our Board of Directors and as our Board Chairman because of his extensive experience working with publishers and in the Internet advertising industry, and the unique perspective that he brings as our Co-Founder and Co-Chief Executive Officer.
David Kostman
David Kostman has served as a director of our Company since July 2014 and as our Co-Chief Executive Officer since November 2017. Mr. Kostman has also served as a director of NICE Ltd. (Nasdaq: NICE) since 2001 (with the exception of the period between June 2007 and July 2008) and has served as chairman of the board of NICE Ltd. since February 2013. Mr. Kostman has also served as a director of ironSource Ltd. (“ironSource”) (NYSE: IS) since October 2014. Additionally, Mr. Kostman is currently a director of privately held TIVIT S.A. Mr. Kostman also is the Chairman of the Board of the American Friends of NATAL, Israel Trauma and Resiliency Center, a non-profit assisting individuals with traumatic events. Previously he served on the board of directors of Nasdaq-listed Retalix Ltd and of several other private companies. From 2006 until 2008, Mr. Kostman was a Managing Director in the investment banking division of Lehman Brothers, where he worked from 1994 to 2000, heading the Global Internet Group. From April 2003 until July 2006, Mr. Kostman was Chief Operating Officer and then Chief Executive Officer of Delta Galil USA Inc., a subsidiary of publicly traded Delta Galil Industries Ltd. From 2000 until 2002, Mr. Kostman was President of the International Division and then Chief Operating Officer of Nasdaq-listed Verticalnet Inc. Mr. Kostman holds a BA in Law from Tel Aviv University and an MBA from INSEAD.
Mr. Kostman was selected to serve on our Board of Directors because of his extensive experience serving on the boards of public companies in the technology and Internet industries, and his knowledge and expertise in our industry and his role as Co-Chief Executive Officer.
Shlomo Dovrat
Shlomo Dovrat has served as a director of our Company since 2009. Mr. Dovrat is a co-founder of the Viola Group, a technology investment group, and Co-Founder and General Partner of Viola Ventures, a venture capital firm, both of which were founded in 2000. Mr. Dovrat currently serves as a member of the board of directors of ironSource, ProteanTecs Ltd., Worthy, Inc., Cellwize Wireless Technologies Pte. Ltd. and other early stage technology companies. Mr. Dovrat served as Chairman of ECI Telecom Ltd from 2002 to 2007. Prior to founding Viola, Mr. Dovrat founded and served as Chief Executive Officer of Oshap Technologies Ltd and Tecnomatix Technologies, Ltd., Israeli technology companies that were traded on Nasdaq and subsequently sold in 1998 and 2005, respectively. Mr. Dovrat has been and continues to be active in various NGOs and serves as the Chairman of the Aaron Institute for Economic Policy and as chairman of “Pnima,” an Israeli social movement. Mr. Dovrat served as the Chairman of the Israel Democracy Institute from 2008 to 2012 and as the Chairman of the National Taskforce for the Advancement of Education in Israel from 2003 to 2005.
Mr. Dovrat was selected to serve on our Board of Directors because of his extensive financial and operational expertise, his extensive experience in the venture capital industry and his knowledge of high-growth technology companies, and because of his perspective as the representative of a significant stockholder.

NON-EMPLOYEE DIRECTOR COMPENSATION
Historically, we did not compensate our directors for their Board service. In 2021, in connection with our IPO, we implemented a compensation structure for our non-employee directors that includes a mix of cash retainer fees and equity awards. However, non-employee directors who are affiliated with our pre-IPO venture capital investors are not currently compensated for their service on our Board. These directors include Shlomo Dovrat, Yoni Cheifetz, Yoseph (Yossi) Sela (who resigned from the Board in November 2021) and Dominique Vidal (who resigned from the Board in April 2022).
Our non-employee directors are compensated as follows:
•	upon commencement of service on the Board, an RSU award under our Long-Term Incentive Plan (LTIP) at a value of $250,000, vesting over a period of three years on a quarterly basis;
•	an annual RSU award of $175,000, which vests over a period of three years on a quarterly basis;
•	an annual $40,000 cash retainer, with an additional $80,000 cash retainer payable to the Board Chairman;
•	an annual $10,000 cash retainer payable to audit committee members, with an additional $10,000 cash retainer payable to the audit committee chairman;
•	an annual $7,500 cash retainer payable to compensation committee members, with an additional $7,500 cash retainer payable to the compensation committee chairman; and
•
an annual $3,000 cash retainer payable to nominating and corporate governance committee members, with an additional $3,500 cash retainer payable to the nominating and corporate governance committee chairman.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
2021 Director Compensation Table
The following table sets forth information concerning the compensation that we paid or awarded to our non-employee directors during the fiscal year ended December 31, 2021.
For more information on the compensation of our directors who are also our Co-CEOs, see below under “Executive Compensation.” Ms. Krindel did not join our Board until April 2022 and accordingly did not receive any compensation for 2021. Mr. Cheifetz, Mr. Dovrat, Mr. Sela and Mr. Vidal (our non-employee directors serving during 2021 who are affiliated with our pre-IPO venture capital investors) were not compensated for service on our Board.
Name(1)	Fees Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Yoni Cheifetz	—	—	—	—
Shlomo Dovrat	—	—	—	—
Yoseph Sela	—	—	—	—
Kate Taneyhill Jhaveri	$19,792	$250,625	—	$270,417
Dominique Vidal	—	—	—	—
Arne Wolter	$23,250	$248,750	—	$272,000
(1)
The director compensation program described above commenced in connection with our IPO effective in July 2021. Ms. Taneyhill Jhaveri’s compensation is further prorated because she joined the Board in August 2021.

(2)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 9 to our 2021 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 18, 2022.
Amounts reflect an RSU award granted to Mr. Wolter on July 27, 2021 and to Ms. Taneyhill Jhaveri on August 9, 2021 with the grant date fair value reflected above in the table and which vests ratably on a quarterly basis over a three-year period. As of December 31, 2021, Ms. Taneyhill Jhaveri and Mr. Wolter each had 11,458 outstanding unvested RSUs.

CORPORATE GOVERNANCE
Director Independence
Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit committee, nominating and corporate governance committee, and compensation committee be independent, and that each member of the audit committee and compensation committee satisfy additional independence criteria set forth in applicable SEC and Nasdaq rules. Under Nasdaq rules, a director will only qualify as an “independent director” if the director meets certain objective independence tests and does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of our directors. During this review the Board considered whether there were any relationships or related party transactions between each director, any member of his or her immediate family or other affiliated entities, and the Company. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
The Board follows a number of procedures to review related party transactions, as described in more detail below under “Related Person Transaction Policy.” Each director also answers a questionnaire designed to disclose information concerning conflicts and transactions which may impact independence, and we also review our internal records for any such transactions.
Under the rules of the Nasdaq, a director is independent only if our Board of Directors makes an affirmative determination that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.
Our Board of Directors undertook its annual review of the independence of our continuing directors in April 2022. Based on information provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that Shlomo Dovrat, Yoni Cheifetz, Yaffa Krindel, Kate Taneyhill Jhaveri, and Arne Wolter do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the heightened independence standards for such committee members.
Board Meetings, Attendance and Executive Sessions
The Board held four (4) meetings during 2021 since the IPO. All Board members then serving attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served, other than Ms. Taneyhill Jhaveri who was unable to attend two special meetings of the Board. The composition of, and number of meetings held by, each committee is set forth below under “Board Committees.”
The independent directors meet in executive sessions, without management present, periodically and as appropriate.
While we do not have a formal policy regarding director attendance at the annual meeting, all directors are encouraged to attend our annual meetings of stockholders absent extenuating circumstances. This Annual Meeting will be our first annual meeting of stockholders as a public company.
Board Leadership Structure
Our Board of Directors is currently chaired by Yaron Galai, our Co-Founder and Co-Chief Executive Officer. Our Board believes that our Company’s Co-Chief Executive Officer is best situated to serve as Chairman of our Board because he is a director fully familiar with our business and industry and is fully capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes that this combined role of Chairman and Co-Chief Executive Officer promotes strategy development and facilitates flow of information between the Board and management. We currently expect the positions of Chairman of the Board and Co-Chief Executive Officer to continue to be combined.
Board of Directors’ Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. One of the key functions of our Board is informed oversight of our risk management process. Relevant Board committees review specific risk areas, as discussed below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of the Company, including its operating plans and strategic planning, the Board provides input to management on business and commercial operating risks. In addition, management reports to the Board and will report to applicable Board committees periodically on specific material risks as they arise or as requested by such Board committee or individual Board members.
The Board administers this oversight function directly through the Board as a whole, as well as through Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has oversight responsibility with respect to the Company’s guidelines and policies regarding compliance, risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control these exposures and with respect to significant risk exposures and control issues, including fraud risks, governance issues and other matters requested by the Board or management. Our Nominating and Corporate Governance Committee oversees the effectiveness of our corporate governance practices, including overseeing our management of risks associated with the independence of the Board, leadership succession and potential conflicts of interest. Our Compensation Committee is responsible for assessing and monitoring whether our compensation structure provides appropriate levels of risk and reward.
While the Board and the committees provide oversight with respect to our risk management, our co-CEOs and other senior management are primarily responsible for day-to-day risk management analysis and mitigation. Our leadership structure, with Mr. Galai, our Co-Founder and Co-CEO, serving as our Board Chairman and Mr. Kostman, our Co-CEO, serving as a Director, enhances the Board’s effectiveness in risk oversight due to their extensive knowledge of our industry, business and operations and facilitates the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our executive officers and those employees responsible for financial reporting, and our directors.
Our Board has also adopted Corporate Governance Guidelines that, along with our committee charters and our Code of Ethics, provide the framework for our corporate governance policies.
Copies of our Code of Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at investors.outbrain.com under “Governance” and clicking on “Documents & Charters” or by requesting a copy via an e-mail addressed to IR@outbrain.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to our executive officers and directors within the time period required.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.
Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates pursuant to a written charter, and each committee will review and assess the adequacy of its charter annually, submitting any changes to the Board for approval. Each of the standing committee charters is available on our website at investors.outbrain.com under “Governance” by clicking on “Documents & Charters.”

The following table describes which directors currently serve on each of the below standing Board committees.
Name:	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Yoni Cheifetz	M	—	M
Shlomo Dovrat	M	C	C
Yaron Galai	—	—	—
David Kostman	—	—	—
Yaffa Krindel	—	M	M
Kate Taneyhill Jhaveri	M	M	—
Arne Wolter	C	—	—
M = Member
C = Chair
During 2021, Mr. Vidal served on the Compensation Committee at the time of the IPO until September 19, 2021. Mr. Sela served as Chair of the Compensation Committee and as a member of the Audit Committee from the IPO until his resignation from the Board on November 14, 2021. In April 2022, Mr. Dovrat was appointed to serve as Chair of the Compensation Committee and Ms. Taneyhill Jhaveri was appointed to the Nominating and Corporate Governance Committee.
Ms. Krindel joined the Board in April 2022 so she did not serve on any of the above Board committees during 2021. Upon her appointment to the Board, she was appointed to serve as a member of both the Audit Committee and the Compensation Committee.
During 2021, each Committee held the following number of meetings since the IPO:
•	Nominating and Corporate Governance – 1 meeting
•	Compensation Committee – 1 meeting
•	Audit Committee – 5 meetings
Set forth below are summaries of the responsibilities of each of our standing Board committees. Members will serve on these committees until their resignation or until otherwise determined by the Board of Directors.
Audit Committee
Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•
appointing, compensating and overseeing the work of our independent auditors, including resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	reviewing the qualifications and independence of the independent registered public accounting firm;
•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
•	reviewing and discussing with management and our independent auditors our guidelines and policies with respect to compliance, risk assessment and risk management;

•	preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement; and
•
reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed financial reports.

Our Audit Committee consists of Shlomo Dovrat, Yoni Cheifetz, and Yaffa Krindel, with Shlomo Dovrat serving as the committee’s chairperson. Each member of the committee is “independent” as defined under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq. In addition, our Board of Directors has determined that Shlomo Dovrat and Yaffa Krindel are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq.
The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”
Compensation Committee
Our Compensation Committee oversees our compensation policies, plans and programs. Our Compensation Committee charter provides that our Compensation Committee has responsibility for, among other things:
•	reviewing and recommending policies, plans and programs relating to the compensation and benefits of our directors, officers and employees;
•	reviewing and approving compensation and the corporate goals and objectives relevant to the compensation of our Co-Chief Executive Officers;
•	reviewing and approving compensation and corporate goals and objectives relevant to compensation for executive officers other than our Co-Chief Executive Officers;
•	evaluating the performance of our Co-Chief Executive Officers and other executive officers in light of established goals and objectives; and
•	administering our equity compensation plans for our employees and directors.
Our compensation committee consists of Shlomo Dovrat, Yaffa Krindel and Kate Taneyhill Jhaveri, with Shlomo Dovrat serving as the committee’s chairperson. Our Board of Directors has considered the independence and other characteristics of each member of our compensation committee. Compensation committee members must satisfy the Nasdaq independence requirements as well as the heightened standard for independence applicable to compensation committee members set forth in Nasdaq rules. Each of the members of our Compensation Committee qualifies as an independent director pursuant to the Nasdaq rules and meets the heightened standard for independence under Nasdaq rules. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. Our Nominating and Corporate Governance Committee charter provides that our Nominating and Corporate Governance Committee has responsibility for, among other things:
•	evaluating and making recommendations regarding the organization and governance of our Board of Directors and its committees;
•	assessing the performance of board members and making recommendations regarding committee and chair assignments and the composition and size of our Board of Directors and its committees;
•	recommending desired qualifications for Board and committee membership and conducting searches for potential members of our Board of Directors;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•	reviewing succession planning for our executive officers and evaluating potential successors; and
•	reviewing and approving any conflicts of interest of our directors and corporate officers.

Our Nominating and Corporate Governance Committee consists of Arne Wolter, Yoni Cheifetz, Shlomo Dovrat and Kate Taneyhill Jhaveri, with Arne Wolter serving as the committee’s chairperson. Our Board of Directors has determined that each member of the committee qualifies as an independent director under Nasdaq listing standards.
Our Board of Directors may from time to time establish other committees.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.
Policies Governing Director Nominations
Director Nomination Process
Our Board is responsible for determining candidates for nomination to our Board. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee will review annually with the Board the composition of the Board as a whole and will recommend, if necessary, measures so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members, skills and perspectives. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.
Generally, our Nominating and Corporate Governance Committee will identify candidates for director nominees in consultation with other Board members and management as well as potentially through the use of search firms or other advisors, the recommendations submitted by stockholders, and such other methods as the Nominating and Corporate Governance Committee deems appropriate. Ms. Taneyhill Jhaveri and Ms. Krindel were each identified by Board members. Once candidates have been identified, our Nominating and Corporate Governance Committee will confirm that the candidates meet the minimum qualifications for director nominees and may gather information about the candidates through interviews, questionnaires, background checks or any other means that it deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee will evaluate the qualifications and skills of director candidates, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee will recommend candidates as director nominees for the Board’s approval.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Recommendations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following information: name of the stockholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's employment history or a listing of his or her qualifications to be a director and the person's written consent to be named as a director if nominated.
Stockholders may also nominate directors for election at our annual meetings of stockholders in accordance with our bylaws. Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under “General Matters -- Stockholder Proposals and Nominations.”
Minimum Qualifications
Our Nominating and Corporate Governance Committee will take into consideration all factors it deems relevant and appropriate when recommending candidates for the Board’s selection as nominees for the Board. These factors may include judgment, skill, diversity, experience with our business and our industry and with other organizations of a comparable size, the interplay of the candidate’s experience with that of the other Board members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. We have no formal policy regarding Board diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers gender and ethnicity as well as a diversity of perspectives, experience and skills such that the Board as a whole represents diverse viewpoints, backgrounds and experience.
Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Communication with the Board of Directors
Stockholders wishing to communicate with our Board may do so by writing to the Board, any individual director, or to the non-employee directors as a group, at:
Outbrain Inc.
111 West 19th Street
New York, NY 10011
Attention: Corporate Secretary
The communication should prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Corporate Secretary will not forward any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers.
Name	Age	Position(s)
Yaron Galai	51	Co-Founder, Co-Chief Executive Officer and Chairman of the Board
David Kostman	57	Co-Chief Executive Officer and Director
Ori Lahav	51	Co-Founder, Chief Technology Officer and General Manager, Israel
Elise Garofalo	48	Chief Financial Officer
Executive Officer Biographies
Yaron Galai – Co-Founder, Co-Chief Executive Officer and Chairman of the Board
Please see Mr. Galai’s biographical information above in this Proxy Statement under “Board of Directors - Director Biographies.”
David Kostman – Co-Chief Executive Officer and Director
Please see Mr. Kostman’s biographical information above in this Proxy Statement under “Board of Director - Director Biographies.”
Ori Lahav
Ori Lahav co-founded Outbrain Inc. in 2006 and has served as our Chief Technology Officer since May 2017 and as the General Manager, Israel since 2006. He is a practical engineer from the Rupin Academic Center as well as a Lieutenant Commander Officer (reserve) in the Israel Navy. Prior to co-founding Outbrain Inc., Mr. Lahav led the R&D groups in Search and Classification at Shopping.com, which was acquired by eBay, Inc. Mr. Lahav also previously led the Video Streaming Server Group at technology company Vsoft Corporation.
Elise Garofalo
Elise Garofalo has served as our Chief Financial Officer since April 2014. From February 2010 to April 2014, Ms. Garofalo served as Senior Vice President, Treasurer and Investor Relations at Revlon, Inc. (NYSE: REV). Prior to that, Ms. Garofalo held various senior financial roles at Trinsum Group, Inc. and GrafTech International Ltd. (NYSE: GTI). Ms. Garofalo is a CPA and previously worked at KPMG LLP. Ms. Garofalo holds a BS in Accounting from the University of Connecticut School of Business and an MBA from Vanderbilt University.

EXECUTIVE COMPENSATION
We are currently an “emerging growth company.” The following section describes the compensation we paid to our named executive officers (“NEOs”) for our fiscal year ended December 31, 2021.
Compensation Philosophy and Process
Outbrain operates in a highly competitive and continually changing market. Attracting, developing and retaining qualified executives who increase stockholder value by achieving our financial and strategic growth plans and objectives remain key to our success. Our goal is to provide compensation that emphasizes pay-for-performance, rewarding those who achieve or exceed their goals, and seeking to drive long-term value for our stockholders through the use of both short-term and long-term incentive programs.
Our compensation program is designed to:
•	Attract, retain and motivate superior executive talent;
•	Provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and
•	Align executive interests with those of stockholders through short-term and long-term incentives linked to performance.
Role of the Compensation Committee. Pursuant to its charter, our Compensation Committee is charged with determining and approving the compensation and benefits of each executive officer, including our NEOs, and other members of senior management on an annual basis, with the goal of achieving a compensation program and total compensation paid to our NEOs and other executives in line with our compensation philosophy. In determining compensation for our executive officers, the Compensation Committee may consider, among other factors, compensation for comparable positions in the market and the historical compensation levels of our executives, each NEO’s performance as compared to our expectations and objectives, and our desire to motivate our executives to achieve short- and long-term results that are consistent with our business strategies and objectives.
Based on this review, the Compensation Committee is responsible for approving the compensation of each NEO.
Role of Management. Management assists the Compensation Committee by preparing information and materials for matters under consideration by the committee. Our Co-CEOs and our Chief People Officer also generally attend Compensation Committee meetings to participate in discussions and our Chief People Officer is asked to provide information regarding executive performance and compensation matters to the committee. In addition, as part of its review process, the Compensation Committee meets with the Co-CEOs to discuss their recommendations regarding the compensation of each executive officer, including our NEOs (other than themselves), and other members of senior management.
2021 Summary Compensation Table
The table below sets forth the annual compensation awarded or paid to our named executive officers for the years ended December 31, 2021 and 2020.
Name & Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
Yaron Galai Co-Chief Executive Officer	2021	400,000	600,000	—	—	578,852	4,350	1,583,202
	2020	400,000	—	644,000	678,000	515,775	4,275	2,242,050
David Kostman Co-Chief Executive Officer	2021	400,000	1,200,000	—	—	578,852	—	2,178,852
	2020	400,000	—	966,000	1,017,000	2,574,275	—	4,957,275
Elise Garofalo Chief Financial Officer	2021	400,000	400,000	—	—	688,639	4,350	1,492,989
	2020	400,000	600,000	483,000	576,300	351,350	4,275	2,414,925
(a)
In 2021, Mr. Galai, Mr. Kostman and Ms. Garofalo each received a transaction bonus in connection with the completion of the IPO in the amounts of $600,000, $1,200,000 and $400,000, respectively. In 2020, Ms. Garofalo earned and was paid a special bonus with respect to a potential transaction that did not materialize and in consideration of modifications to her 2014 employment agreement, including to eliminate certain required severance benefits.

(b)
No restricted stock unit (“RSU”) or other stock awards were granted to our named executive officers in 2021. For 2020, these amounts represent the aggregate grant date fair value of RSU awards granted in 2020 as computed in accordance with ASC 718. A discussion of our methodology for determining grant date fair value may be found in Note 9 to our audited consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on March 18, 2022 (“2021 Form 10-K”). The grant date fair value for time-based RSUs granted following our IPO is computed in accordance with ASC 718 and is based on the closing price of the Company’s common stock on the grant date. The vesting terms of the RSUs are described below in “Outstanding Equity Awards at Fiscal Year-End.”

(c)
No option awards were granted to our named executive officers in 2021. For 2020, these amounts represent the aggregate grant date fair value of option awards granted in 2020 as computed in accordance with ASC 718 using the Black-Scholes option pricing model. A discussion of the assumptions used to determine grant date fair value may be found in Note 9 to our audited consolidated financial statements for the year ended December 31, 2021 included in our 2021 Form 10-K. The vesting terms of the options are described below in “Outstanding Equity Awards at Fiscal Year-End.”

(d)
For 2021, represents payouts under our 2021 annual bonus program, paid in early 2022, as described below under “Narrative Disclosure to the Summary Compensation Table – Bonus and Non-Equity Incentive Plan Compensation.” For 2020, represents payouts under our 2020 annual bonus program, paid in early 2021, of $515,775 for each of Mr. Galai and Mr. Kostman and $651,350 for Ms. Garofalo. For Mr. Kostman, also represents a portion of his conditional long-term cash incentive plan provided for in his 2017 employment agreement from 2017 through the end of 2021. This incentive plan was terminated as of December 31, 2020, and amounts earned and accrued from 2017 through 2020 were subsequently paid in full. The amount reported in the table reflects the portion of the overall amount that was earned under this long-term cash incentive plan for 2020.

(e)	All other compensation includes the amount contributed to our tax qualified 401(k) plan as Company matching contributions. Our 401(k) plan is available to all U.S. employees.
Disclosure to the Summary Compensation Table
Employment Agreements
We entered into new employment agreements with each of our named executive officers prior to the effectiveness of our IPO in July 2021, as described below. These new employment agreements replaced existing employment agreements.
Yaron Galai and David Kostman
The employment agreements for Mr. Galai and Mr. Kostman, our Co-Chief Executive Officers, provide for annual base salaries of $400,000, subject to increase. Pursuant to the terms of the employment agreements, Mr. Galai and Mr. Kostman are entitled to a target annual bonus equal to not less than 80% of their base salary.
Additionally, in the event that Mr. Kostman remained employed through the earlier to occur of a change in control or public offering, he was entitled to a lump-sum transaction bonus equal to a minimum of $750,000.
Subject to the signing of a release and compliance with the terms of the employment agreements, in the event of a termination of the executive’s employment without cause or for good reason not related to a change in control, the executive will be entitled to (i) “Severance Pay” equal to one- half of his annual base salary, (ii) a “Pro-Rata Bonus for Year of Termination” equal to the target annual bonus multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the 60- day anniversary of the termination date), (iii) twelve-months of subsidized COBRA premiums for health insurance, and (iv) for any options that were granted prior to 2021 and that become vested prior to the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options; and in the event of a termination of the executive’s employment without cause or for good reason during the period beginning three months prior to a change in control and ending 24-months after a change in control, the executive will be entitled to (i) “Severance Pay” equal to the sum of (a) his base salary plus (b) an amount equal to the target annual bonus, (ii) a “Pro-Rata Bonus for Year of Termination” as defined above, (iii) eighteen-months of subsidized COBRA premiums for health insurance, (iv) full vesting of all equity awards granted prior to 2021 and (v) for any options that were granted prior to 2021 and that become vested as of the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options.
The executive agrees to provide six months of notice prior to a termination without good reason, and the Company agrees to provide six months of notice prior to a termination without cause.
Following a termination by the executive without good reason, subject to the signing of a release and compliance with the terms of the employment agreements (including the restricted covenants), the executive will be entitled to exercise any stock options that were granted prior to 2021 and that became vested as of the date of termination until the earlier to occur of the end of six months from the anniversary of the termination date or the end of the term of the option and a payment equal to the “Pro-Rata Bonus for the Year of Termination”.

Finally, in the event of a termination due to death or disability, in addition to receiving any accrued benefits as of the date of such termination, the executive shall be entitled to a payment equal to the “Pro-Rata Bonus for the Year of Termination” and for any options that were granted prior to 2021 and that become vested as of the date of termination, an exercise period until the earlier to occur of the 24-month anniversary of the date of termination and the end of the term of the options.
Under the terms of the employment agreements, the executive will be subject to an ongoing confidentiality obligation, a twelve-month non-competition covenant, a twelve- month non-solicitation of our employees covenant (including former employees or consultants within the twelve-month period prior to the executive’s termination date), and a twelve- month non-solicitation of our customers covenant (including prospective customers within the twelve-month period prior to the executive’s termination date).
Elise Garofalo
The employment agreement for Ms. Garofalo, our Chief Financial Officer, provides for an annual base salary of $400,000, subject to increase. Pursuant to the terms of her employment agreement, Ms. Garofalo is entitled to a target annual bonus equal to not less than 60% of her base salary. Ms. Garofalo will be entitled to 12 months’ subsidized COBRA premiums for health insurance upon her resignation or termination (other than for cause).
Additionally, in order to provide strong retention incentives to Ms. Garofalo, the Company agreed to provide the following benefits to Ms. Garofalo. In the event that she remained employed through the earlier to occur of a change in control or public offering, she was entitled to a lump-sum transaction bonus equal to a minimum of $250,000. In the event that she remains employed through the earliest to occur of the 12-month anniversary of a public offering, the 6-month anniversary of a change in control and June 30, 2022 (or if she is terminated without cause prior to such date), then, to the extent not previously satisfied, she shall be deemed to have satisfied the service-based vesting requirements with respect to 75% of her then unvested equity awards granted in 2020, and 75% of the stock options granted to her on September 30, 2014 that remain unvested shall become vested and exercisable. She also shall be entitled to a pro-rata bonus payment for the year in which she incurs a termination for any reason (other than cause). Finally, Ms. Garofalo will be entitled to exercise any stock options that were granted prior to the date of her agreement and that became vested prior to such termination until the earlier to occur of the end of the 36-month period following such termination or the end of the term of the option.
Ms. Garofalo’s employment agreement prohibits competition and solicitation of our employees, suppliers, vendors and customers during her employment and for 12 months thereafter. The agreement also provides for confidentiality of our information and assignment of inventions and intellectual property rights.
Bonus and Non-Equity Incentive Plan Compensation
In 2020, our Co-Chief Executive Officers and Chief Financial Officer were eligible to earn a target annual cash bonus of 75% and 50% of their base salary, respectively. In 2020, our Co-Chief Executive Officers and Chief Financial Officer bonuses were 85% tied to financial metrics and 15% tied to personal qualitative metrics. For 2021, our Co-Chief Executive Officers and Chief Financial Officer were eligible to earn a target annual cash bonus of 80% and 60% of their base salary, which were 85% tied to financial metrics and 15% tied to personal qualitative metrics.
Equity Compensation
We have granted equity awards to certain employees, including the named executive officers, to recognize performance, to align equity participants with the interests of our stockholders and to retain top talent.
The named executive officers have historically been granted two types of equity awards, stock options and RSUs. The stock options entitle the named executive officer to purchase our shares after vesting at a price equal to the fair market value of a share on the date of grant. The options vest generally in installments over a four-year period following the date of grant. The specific amounts of options held by the named executive officers and any specific vesting terms are described below in “Outstanding Equity Awards at Fiscal Year-End.”
The RSUs entitle the named executive officer to one share for each RSU after vesting conditions have been satisfied. The vesting conditions for the RSUs granted prior to the IPO required both that (i) the employee satisfy service-based vesting over a four-year period following the date of grant, and (ii) the occurrence of an event (either a change in control or the completion of an initial public offering). In the event that the named executive officer voluntarily resigns prior to satisfying the service-based vesting requirements, any RSUs that have not become vested will be forfeited, with the exception of certain accelerated vesting for Ms. Garofalo as provided for in her employment agreement and as described above. The service-based vesting of the RSUs were not accelerated on the IPO and will continue to vest to the extent not previously satisfied prior to the IPO over such four-year vesting period following the date of grant. The specific amounts of the RSUs held by the named executive officers and any specific vesting terms are described below in “Outstanding Equity Awards at Fiscal Year-End.”
In December 2020, the Board granted various key personnel, including the named executive officers, RSUs subject to vesting as described above to align long-term incentives with our stockholders and to provide a strong incentive for the long-term retention of such key employees. In addition, senior executives, including named executive officers, received grants of stock options with an exercise price equal to the fair market value of a share on the date of grant subject to vesting as described above to incentivize such senior executives to create growth in the value of our Company over a period of years while such options remain subject to vesting. The amount of such grants for the named executive officers are listed below in “Outstanding Equity Awards at Fiscal Year-End.”
No equity grants were made to the named executive officers in 2021.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised options and unvested RSUs outstanding as of December 31, 2021, for each named executive officer. Pursuant to provisions in the 2007 Plan, the exercise price and number of shares subject to outstanding stock options and the number of shares subject to outstanding RSUs were adjusted in connection with the 1-for-1.70 reverse stock split of our common stock effected on July 13, 2021. Accordingly, the share numbers and exercise prices shown in the table below reflect our named executive officers’ post reverse stock split holdings.
	Option awards							Stock awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Yaron Galai	12/24/2020	36,756	110,303(3)	—	$10.95	12/24/2030	—	—	—	—
	12/24/2020	—	—	—	—	—	44,116(4)	$617,624	—	—
David Kostman	12/24/2020	55,134	165,454(3)	—	$10.95	12/24/2030	—	—	—	—
	12/24/2020	—	—	—	—	—	66,175(5)	$926,450	—	—
Elise Garofalo	09/30/2014	154,413	—	—	$7.67	09/30/2024	—	—	—	—
	06/05/2018	—	—	—	—	—	6,066(6)	$84,924	—	—
	12/24/2020	26,668	93,765(7)	—	$10.95	12/24/2030	—	—	—	—
	12/24/2020	—	—	—	—	—	33,086(8)	$463,204	—	—
(1)
RSUs were subject to both a performance-based vesting condition contingent upon an exit event, as well as service-based vesting conditions. The performance-based vesting condition was achieved upon the completion of the Company’s IPO in July 2021. The RSU awards remain subject to the original service-based vesting conditions as described in the below footnotes.

(2)	Fair market value of our common stock used to determine the value of the awards listed in the table is $14.00, our closing market price on December 31, 2021.
(3)
Represents 147,059 options granted to Mr. Galai and 220,588 options granted to Mr. Kostman on December 24, 2020, of which 110,303 and 165,454, respectively, remain unvested. Such options vest in equal monthly installments over 48 months.

(4)	Represents RSUs that remain unvested of the 58,824 originally granted on December 24, 2020. Such RSUs vest quarterly in equal increments over 16 quarters.

(5)	Represents RSUs that remain unvested of the 88,235 originally granted on December 24, 2020. Such RSUs vest quarterly in equal increments over 16 quarters.
(6)	Represents RSUs that remain unvested of the 97,059 originally granted on June 5, 2018. Such RSUs vest quarterly in equal increments over 16 quarters.
(7)
Represents 125,000 options granted on December 24, 2020, 93,765 of which remain unvested. Such options vest in equal monthly installments over 48 months. However, as described in “Employment Agreements” above, if Ms. Garofalo remains employed through June 30, 2022, she shall become vested in 75% of the then-unvested options on June 30, 2022, and she shall continue to vest in the remaining options pursuant to the original vesting schedule.

(8)
Represents RSUs that remain unvested of the 44,118 originally granted on December 24, 2020. Such RSUs vest quarterly in equal increments over 16 quarters. However, as described in “Employment Agreements” above, if Ms. Garofalo remains employed through June 30, 2022, she shall become vested in 75% of the then-unvested RSUs on June 30, 2022, and she shall continue to vest in the remaining RSUs pursuant to the original vesting schedule.

Perquisites, Health, Welfare and Retirement Benefits
All of our executive officers, including our NEOs, are eligible to participate in our employee benefit plans, including our health insurance plans, in each case on the same basis as all of our other employees.
We maintain a 401(k) retirement savings plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. The 401(k) plan provides us with the discretion to match employee contributions. During 2021, we made 50% matching contributions on up to 3% of an employee’s eligible compensation deferred, subject to IRS limitations. Matching contributions are immediately vested.
We do not maintain any non-qualified deferred compensation plans at this time. We also do not maintain, and do not plan to establish, any defined benefit pension plan with the exception of a legacy pension plan maintained by video intelligence AG for several non-executive employees.
Equity Compensation Plan Information
As of December 31, 2021, information about our equity compensation plans is as follows:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	5,331,042	$8.11	6,484,516
Equity compensation plans not approved by security holders	376,470	$7.57	—
Total	5,707,512	$8.07	6,484,516
(1)
Includes 1,848,142 RSUs and 3,482,900 stock options (which includes 3,390 stock appreciation rights) outstanding under our 2007 Omnibus Securities and Incentive Plan as of December 31, 2021. As of December 31, 2021, no awards had yet been granted under our 2021 Long-Term Incentive Plan and there have been no deferrals under our Employee Stock Purchase Plan.

(2)	Reflects the weighted average exercise price of outstanding stock options and stock appreciation rights reported in column (a). No exercise price is attributable to outstanding RSUs.
(3)
Includes 171,516 shares remaining available for issuance under our 2007 Omnibus Securities and Incentive Plan, 5,050,000 shares remaining available for issuance under our 2021 Long-Term Incentive Plan, and 1,263,000 shares remaining available for issuance under our Employee Stock Purchase Plan as of December 31, 2021. The 2021 Long-Term Incentive Plan and Employee Stock Purchase Plan each have an evergreen provision whereby, unless the Board determines otherwise, on January 1 of each year, the share reserve is increased automatically by 5% and 1%, respectively, of the total number of shares outstanding as of December 31st.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are discussed under “Corporate Governance” in the “Board Committees” section under “Audit Committee.” The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2021 and has discussed these statements with management and KPMG LLP (“KPMG”), the Company's independent registered public accounting firm. Company management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Outbrain in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.
The Audit Committee also received from, and discussed with, KPMG the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
KPMG also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with KPMG their independence from Outbrain.
Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Outbrain Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Respectfully submitted by the Audit Committee,
Shlomo Dovrat
Jonathan (Yoni) Cheifetz
The report of the Audit Committee is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG has served as our independent registered public accounting firm since 2013.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.
Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
We expect that a representative of KPMG will be available at our 2022 Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by KPMG. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP. The policy requires the specific preapproval of all other permitted services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members are to be presented to the full Audit Committee at its next scheduled meeting.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2021 and 2020 for each of the following categories of services are as follows:
Fee Category	2021	2020
Audit Fees	$1,887,000	$891,000
Audit-Related Fees	$199,000	$—
Tax Fees	$917,000	$465,900
All Other Fees	$76,000	$—
Total	$3,079,000	$1,356,900
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, review of registration statements on Forms S-1 and S-8, comfort letters, consents, statutory audit services and review of documents filed with the SEC.
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” For 2021, audit related fees consist of fees for financial due diligence services associated with the acquisition of video intelligence AG.
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns. Tax fees also include transfer pricing services and tax due diligence services associated with the acquisition of video intelligence AG.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above, including for readiness services in connection with the Company’s initial public offering.
The Audit Committee pre-approved all services reflected in the above table.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2022 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 31, 2022 and shares of common stock underlying unvested RSUs which are scheduled to vest within 60 days after March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the ownership and percentage ownership of that person and the ownership and percentage ownership of all directors and executive officers as a group. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 57,563,111 shares outstanding as of March 31, 2022. Except as otherwise indicated in the table below, addresses of named beneficial owners are care of Outbrain Inc., 111 West 19th Street, New York, NY 10011.
	Owned
Name of Beneficial Owner	Number	%
5% Stockholders
Viola Ventures, III L.P.(1)	6,345,789	11.02%
LSVP VII Trust(2)	6,306,314	10.96%
Entities affiliated with Gemini Israel Ventures(3)	4,921,763	8.55%
RM Hamburg Holding GmbH(4)	3,603,179	6.26%
The Baupost Group, L.L.C.(5)	10,232,000	15.27%
Named Executive Officers and Directors
Yaron Galai(6)	3,593,081	6.24%
David Kostman(7)	371,652	*
Elise Garofalo(8)	468,669	*
Yoni Cheifetz(2)	6,306,314	10.96%
Shlomo Dovrat(1)	6,345,789	11.02%
Arne Wolter(9)	3,125	*
Kate Taneyhill Jhaveri(9)	3,125	*
Yaffa Krindel	—	*
All executive officers, directors and director nominees as a group (9 persons)(10)	17,976,660	31.22%
*	Represents beneficial ownership of less than 1% of the applicable class of our outstanding capital stock.
(1)
As reported on Schedule 13G filed with the SEC and dated February 14, 2022, consists of 6,345,789 shares held by Viola Ventures III, L.P., or Viola Ventures. Viola Ventures GP 3 Ltd., or Viola, is the general partner of Viola Ventures (together with Viola, the “Viola Entities”). Viola Ventures possesses sole voting and dispositive power over these shares. Viola, together with Shlomo Dovrat, a member of our board of directors, Harel Beit-On and Avi Zeevi, as directors of Viola, share voting and dispositive power with respect to the shares held by Viola Ventures. Each Reporting Person disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. The business address of each of the Viola Entities is 12 Abba Eban Avenue, Herzliya 4672530, Israel.

(2)
As reported on Schedule 13G filed with the SEC and dated February 14, 2022, consists of 6,306,314 shares held by LSVP VII Trust (“LSVP VII”). Lightspeed Trustee VII, LLC (“Lightspeed Trustee”) is the liquidating trustee of LSVP VII. LSVP VII and Lightspeed Trustee, share voting and dispositive power over these shares. Barry Eggers, Ravi Mhatre and Peter Nieh, as members of Lightspeed

Trustee, share voting and dispositive power with respect to the shares held by LSVP VII. Each of the Reporting Persons (other than LSVP VII) disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein. Yoni Cheifetz, a member of our board of directors, is a Partner of Lightspeed Venture Partners. Mr. Cheifetz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The business address of each Reporting Person is c/o Lightspeed Venture Partners 2200 Sand Hill Road, Menlo Park, California 94025.
(3)
As reported on Schedule 13G filed with the SEC and dated February 7, 2022, consists of (i) 3,897,152 shares held by Gemini Israel IV Limited Partnership (Gemini LP), (ii) 950,658 shares held by Gemini Israel IV (Annex Fund) Limited Partnership (Gemini LP Annex), (iii) 4,847,810 shares held by Gemini Capital Associates IV L.P. (Gemini Associates LP), (iv) 4,847,810 shares held by Gemini Capital Associates IV GP Ltd. (Gemini Associates GP), (v) 39,365 shares held by Gemini Partners Investors IV L.P. (Gemini Partners), (vi) 34,588 shares held by Gemini Partners Investors IV (Annex Fund) L.P. (Gemini Partners Annex), (vii) 73,953 shares held by Gemini Israel Funds IV Ltd. (Gemini Israel), (viii) 4,921,763 shares held by Menashe Ezra (Ezra), and (ix) 4,921,763 shares held by Yoseph (Yossi) Sela, who was a member of our Board of Directors until his resignation in November 2021. Gemini Associates GP is the general partner of Gemini Associates LP. Gemini Associates LP is the general partner of each of Gemini LP and Gemini LP Annex. Each of Gemini Associates GP and Gemini Associates LP may be deemed to beneficially own the common stock held by each of Gemini LP and Gemini LP Annex. Gemini Israel is the general partner of each of Gemini Partners and Gemini Partners Annex. Gemini Israel may be deemed to beneficially own the common stock held by each of the Gemini Partners and Gemini Partners Annex. Ezra and Sela are the managing partners of each of Gemini Associates GP and Gemini Israel and may be deemed to beneficially own the common stock held by each of Gemini LP, Gemini LP Annex, Gemini Partners and Gemini Partners Annex. Each of Gemini Associates GP and Gemini Associates LP hereby disclaims beneficial ownership of the common stock of the issuer held by Gemini LP and Gemini LP Annex except to the extent of its respective pecuniary interest therein. Gemini Israel hereby disclaims beneficial ownership of the common stock of the issuer held by Gemini Partners and Gemini Partners Annex except to the extent of its pecuniary interest therein. Each of Ezra and Sela hereby disclaims beneficial ownership of the common stock of the issuer held by the other Reporting Persons except to the extent of his pecuniary interest therein. The Reporting Persons may be deemed to a be a “group” for purposes of Section 13 of the Exchange Act and hereby expressly disclaim status as a “group” for purposes of reporting under Schedule 13G. The business address of each of the Gemini entities is c/o Gemini Israel Funds, 1 Abba Eban Ave., Merkazim 2001, Herzliya, Israel.

(4)
Consists of 3,603,179 shares held by RM Hamburg Holding GmbH (formerly Gruner + Jahr GmbH) pursuant to the Company’s acquisition of Ligatus on April 1, 2019. The shares of RM Hamburg Holding GmbH are held by Bertelsmann SE & Co. KGaA a privately held Kommanditgesellschaft auf Aktien (KGaA; a partnership limited by shares), and 80.9 percent of the capital shares in Bertelsmann SE & Co. KGaA are held indirectly by foundations (Bertelsmann Stiftung, Reinhard Mohn Stiftung, BVG-Stiftung), and 19.1 percent are held indirectly by the Mohn family. All voting rights at the General Meeting of Bertelsmann SE & Co. KGaA and Bertelsmann Management SE (general partner) are controlled by Bertelsmann Verwaltungsgesellschaft (BVG). BVG controls 100 percent of the voting rights in the annual general meeting of Bertelsmann SE & Co. KGaA, which it exercises for these purposes, as well as 100 percent of the voting rights in the annual general meeting of Bertelsmann Management SE. Christoph Mohn has voting control of Bertelsmann Verwaltungsgesellschaft mbH (a veto right) and therefore exercises voting and dispositive power with respect to such shares. The business address of Bertelsmann is Carl-Bertelsmann-Strasse 270, 33311 Gütersloh, Germany.

(5)
As reported on Schedule 13G filed with the SEC and dated August 9, 2021, holdings consist of Convertible Notes, as defined below, and shares beneficially owned by The Baupost Group, L.L.C. (“Baupost”) which were purchased on behalf of various private investment limited partnerships. Baupost, Baupost Group GP, L.L.C. and Seth A. Klarman share voting and dispositive power with respect to these 10,232,000 shares, of which 9,440,000 shares represent the Convertible Notes reported on an as converted basis as of the date of the Schedule 13G filed on August 9, 2021 and 792,000 shares acquired at the Company’s IPO. On July 1, 2021, we completed the sale of $200.0 million aggregate principal amount of senior subordinated secured notes due July 1, 2026 (the “Notes”), in a private placement to institutional investors affiliated with the funds managed by Baupost (the “Baupost Investors”), pursuant to a Senior Subordinated Secured Note Purchase Agreement dated July 1, 2021 (the “Note Purchase Agreement”). On July 27, 2021, in connection with the closing of our IPO and pursuant to the terms of the Note Purchase Agreement, we exchanged $200 million aggregate principal amount of the Notes due July 1, 2026 for $236.0 million aggregate principal amount of 2.95% Convertible Senior Notes due 2026 (the “Convertible Notes”), pursuant to an indenture, dated as of July 27, 2021, between the Company and The Bank of New York Mellon, as trustee. The Convertible Notes will mature on July 27, 2026, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their Convertible Notes, in multiples of $1,000 principal amount, into shares of our common stock at any time until the second scheduled trading day immediately preceding the maturity date, at the conversion rate then in effect. We will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of common stock, or a combination thereof, at our election. As a result of the stock price variability, we have relied on the Schedule 13G disclosure.

(6)	Consists of 3,541,010 shares and outstanding options to purchase 42,882 shares that are exercisable within 60 days of March 31, 2022.
(7)	Consists of 293,545 shares and outstanding options to purchase 78,107 shares that are exercisable within 60 days of March 31, 2022.
(8)	Consists of 274,573 shares and outstanding options to purchase 194,096 shares that are exercisable within 60 days of March 31, 2022.
(9)	Consists of 1,042 shares of common stock and RSUs that will vest within 60 days of March 31, 2022.
(10)
In addition to the shares beneficially owned by our named executive officers and directors listed above in the table, this amount includes 884,905 shares beneficially owned by Ori Lahav, an executive officer of the Company. Mr. Lahav’s holdings consist of 858,863 shares and outstanding options to purchase 26,042 shares that are exercisable within 60 days of March 31, 2022 and represent a 1.54% of our total outstanding shares as of March 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which became effective upon the consummation of our initial public offering. For purposes of our policy only, a “related person transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
A related person is defined as any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation is to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related person transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board will take into account the relevant available facts and circumstances which may include:
•	the risks, costs and benefits to us;
•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products, if applicable; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
The policy requires that, in determining whether to approve a related person transaction, our Audit Committee, or other independent body of our Board of Directors, is to consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Registration Rights to Directors and Officers
Our investors’ rights agreement entitles those stockholders who are a party to such agreement to certain registration rights following the closing of our IPO. In accordance with this agreement, and subject to conditions listed below, the following entities that each beneficially own or owned more than 5% of our outstanding stock or are our directors or executive officers are among those entitled to certain registration rights under the agreement: Lightspeed, Viola Ventures, entities affiliated with Gemini Israel, entities affiliated with Index Ventures, G+J, and our Co-Founder and Co-Chief Executive Officer, Yaron Galai, and our Co-Founder and General Manager, Israel, Ori Lahav.
Form S-1 Demand Rights. Beginning six months following the closing of our IPO and until the fifth anniversary thereafter, upon the written request of the holders of more than 35% of the common stock issued upon conversion of the convertible preferred stock and held by our former preferred stockholders, we are required to file a registration statement in respect of the common stock held by our former preferred stockholders. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities and offer them an opportunity to include their stock in the registration statement. We are not required to effect more than two registrations on Form S-1 and we are only required to do so if the minimum aggregate offering price stated in any such demand is at least $5.0 million.
Form S-3 Demand Rights. Upon the written request of any former preferred stockholder holding common stock issued upon conversion of the convertible preferred stock, we are required to file a registration statement on Form S-3 in respect of the common stock held by our former preferred stockholders. Following a request to effect such a registration, we are required to give written notice of the request to the other holders of registrable securities and offer them an opportunity to include their stock in the registration statement. We are not required to effect a registration on Form S-3 if we have already effected a registration on Form S-3 within the nine month period preceding the date of such request and are only required to do so if the aggregate price to the public, net of any underwriters’ discounts or commissions, from any such registration is estimated to be at least $1.0 million.
Piggyback registration rights. Stockholders holding registrable securities also have the right to request that we include their registrable securities in any registration statement filed by us in the future for the purposes of a public offering for cash, subject to specified exceptions. Holders of registrable securities continue to have the right to include any registrable securities in subsequent piggyback registration statements regardless of whether the holder has opted out of such past registration statements.
Cutback. In the event that the managing underwriter advises us in writing that marketing factors require a limitation on the number of shares that can be included in a registered offering, the shares will be included in the registration statement in an agreed order of preference among the holders of registration rights. We have first preference but the aggregate amount of registrable securities registered for our stockholders may not be reduced below 25% of the aggregate amount of securities included in the offering.
Termination. With respect to any of our holders of registrable securities that hold less than 1% of our outstanding equity securities, registration rights terminate when the shares held by such stockholder can be sold within a three-month period under Rule 144.
Expenses. We will pay all expenses in carrying out the foregoing registrations other than any underwriting discounts and commissions.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our bylaws and our certificate of incorporation. These agreements, among other things, provide our directors and executive officers with certain contractual rights to indemnification and expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Family Relationships
Yaron Galai, our Co-Founder and Co-CEO, is the brother of Eytan Galai, who serves as Chief Revenue Officer. Eytan Galai has reported directly to Co-Chief Executive Officer David Kostman since October 2017 and has received customary compensation for his role, all as approved by the Compensation Committee.
Other
In 2020, we sold the assets underlying our Listory division to Listory Inc. Our Co-Founder and Co-Chief Executive Officer, Yaron Galai, owns approximately 20% of the stock of Listory Inc. and has served as its executive chairman since February 2020. We are a party to a transition services agreement with Listory Inc., pursuant to which we have incurred expenses totaling approximately $230,000 in the year ended December 31, 2021 and approximately $47,000 in the three months ended March 31, 2022. The transition services agreement is terminable at any time by either party.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms with respect to fiscal year 2021, we believe our directors, officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended December 31, 2021 with the exception of: two late Forms 4 for Arne Wolter, each reporting the vesting of RSUs, and one late Form 4 for Elise Garofalo, reporting the withholding of shares to satisfy tax obligations upon vesting.

GENERAL MATTERS
Availability of Certain Documents
A copy of our 2021 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at investors.outbrain.com under “Financials”—“SEC Filings.” We will mail without charge, upon request in writing or by e-mail, a copy of our 2021 Annual Report on Form 10-K excluding exhibits. Please send e-mail requests to IR@outbrain.com. Please send written requests to our Corporate Secretary at:
Outbrain, Inc.
111 West 19thh Street
New York, NY 10011
ATTENTION: Corporate Secretary
You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K (with exhibits) at www.proxyvote.com and on the SEC website at www.sec.gov.
Stockholders Sharing an Address/Household
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials (“Notice”), unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials, including the Notice. A single Notice, and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Corporate Secretary of the Company at our principal executive offices at 111 West 19th Street, New York, NY 10011, e-mail the Corporate Secretary at IR@outbrain.com or call the Corporate Secretary at (646) 867-0149.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Statement
Under Rule 14a-8 of the Exchange Act, any stockholder proposal submitted for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices at 111 West 19th Street, New York, NY 10011 no later than close of business on December 29, 2022.
Requirements for Stockholder to Bring Business and Nominations Before an Annual Meeting
Our bylaws provide that, in order for a stockholder to nominate a director for election to the Board or bring a proposal of other business to be considered at the 2023 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Outbrain, 111 West 19th Street, New York, NY 10011. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive office of the Company not less than 75 days nor more than 105 days prior to the anniversary of the annual meeting for the preceding year (for the 2023 Annual Meeting of Stockholders, any such notice must be received no earlier than Friday, March 10, 2023 and no later than Sunday, April 9, 2023), provided that in the event that less than 45 days’

notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by stockholders to be timely must be so received not later than the close of business on the 19th business day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such notice must provide the information required by Article I, Section 2 of the bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2023 Annual Meeting of Stockholders.
In addition, to comply with the new universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than Monday, April 24, 2023.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the 2022 Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted, to the extent permitted by applicable law and regulation, in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder to the extent permitted by applicable law and regulations.

Schedule A
OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
The following table presents the reconciliation of Gross profit to Ex-TAC Gross Profit, for the periods presented:
	Year Ended December 31,
	2021	2020
Revenue	$1,015,630	$767,142
Traffic acquisition costs	(743,579)	(572,802)
Other cost of revenue	(31,791)	(29,278)
Gross profit	240,260	165,062
Other cost of revenue	31,791	29,278
Ex-TAC Gross Profit	$272,051	$194,340
The following table presents the reconciliation of net income to Adjusted EBITDA, for the periods presented:
	Year Ended December 31,
	2021	2020
Net income	$10,995	$4,357
Charges related to exchange of senior notes upon IPO	42,049	—
Interest expense and other income (expense), net	7,042	2,527
(Benefit) provision for income taxes	(25,530)	3,293
Depreciation and amortization	19,470	18,509
Stock-based compensation	26,307	3,588
Regulatory matter costs	6,361	—
Merger and acquisition, IPO costs(1)	2,190	11,168
Tax contingency(2)	—	(2,297)
Adjusted EBITDA	$88,884	$41,145
Adjusted EBITDA as % of Ex-TAC Gross Profit	32.7%	21.2%
(1)
Primarily includes costs related to our terminated merger with Taboola.com Ltd. (“Taboola”), costs related to our acquisition of video intelligence AG (“vi”), and costs related to our initial public offering and SOX implementation.

(2)	Reflects a reversal of a tax contingency recorded within operating expenses in 2019 and a corresponding charge to income tax expense in 2020, net of foreign exchange impact.
The following table presents the reconciliation of net income and diluted EPS to adjusted net income and adjusted diluted EPS, respectively, for the periods presented:
	Year Ended December 31,
	2021	2020
Net income	$10,995	$4,357
Adjustments:
Charges related to exchange of senior notes upon IPO	42,049	—
IPO related stock-based compensation(1)	16,468	—
Regulatory matter costs	6,361	—
Merger and acquisition, IPO costs(2)	2,190	11,168
Tax contingency(3)	—	(2,297)
Total adjustments, before tax	67,068	8,871
Income tax effect	(771)	13
Valuation allowance release(4)	(31,788)	—
Total adjustments, after tax	34,509	8,884
Adjusted net income	$45,504	$13,241
(1)	Reflects the one-time cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition.
(2)
Primarily includes costs related to our terminated merger with Taboola.com Ltd. (“Taboola”), costs related to our acquisition of video intelligence AG (“vi”), and costs related to our initial public offering and SOX implementation.

(3)	Reflects a reversal of a tax contingency recorded within operating expenses in 2019 and a corresponding charge to income tax expense in 2020, net of foreign exchange impact.
(4)	Reflects a significant one-time tax benefit due to a release of the valuation allowance on certain U.S. deferred tax assets.
The following table presents the reconciliation of net cash provided by operating activities to free cash flow, for the periods presented:
	Year Ended December 31,
	2021	2020
Net cash provided by operating activities	$56,762	$52,986
Purchases of property and equipment	(9,743)	(1,511)
Capitalized software development costs	(10,311)	(8,990)
Free cash flow	$36,708	$42,485

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OB2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83185-P74215 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OUTBRAIN INC.

The Board of Directors recommends you vote FOR all nominees under Proposal 1 and FOR Proposal 2:

1. Election of Directors

Nominees:

To be elected for terms expiring in 2025

	For	Against	Abstain
1a. Jonathan (Yoni) Cheifetz	▢	▢	▢
1b. Kathryn (Kate) Taneyhill Jhaveri	▢	▢	▢

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as the independent registered public accounting firm for fiscal 2022.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2022 Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

D83186-P74215

OUTBRAIN INC.
Annual Meeting of Stockholders
June 23, 2022 9:00 a.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUTBRAIN INC.

The undersigned hereby appoints David Kostman, Yaron Galai and Veronica Gonzalez, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Outbrain Inc. (the "Company") common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 23, 2022 ("Annual Meeting") or any adjournment or postponement thereof, and, in their discretion, to vote upon such other business as may properly come before the Company's Annual Meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the other side)